EXHIBIT 11.2

                          ATLANTIC PREMIUM BRANDS, LTD.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                     For the
                                                                  Three Months
                                                                      Ended
                                                                    June 30,
                                                                      1997
                                                                  -------------

NET INCOME                                                        $     300,263
                                                                  =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                            6,670,803
                                                                  =============

NET INCOME PER COMMON SHARE                                       $         .05
                                                                  =============

COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING:

       Shares outstanding as of March 31, 1997                        6,801,142

       Less:  Treasury stock                                           (404,532)

       Impact of dilutive stock options as of June 30, 1997             274,193
                                                                  -------------
                                                                      6,670,803
                                                                  =============